Exhibit 99.6

FORM OF NOMINEE HOLDER CERTIFICATION

LIGHTING SCIENCE GROUP CORPORATION

The undersigned, a broker, dealer, custodian bank, trust company or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase units of securities (the “Units”) of Lighting Science Group Corporation (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus dated January     , 2010 hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as Subscription Agent for the Rights Offering, that: (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Right, the number of Units specified below pursuant to the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Right, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date*	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Right

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10.

*	In accordance with the terms of the Rights Offering, includes shares of common stock issuable upon the conversion or exercise of outstanding shares of 6% Convertible Preferred Stock, Series B Preferred Stock or warrants to purchase common stock.

Name of Nominee Holder	DTC Participant Number

By:
Name:	DTC Subscription Confirmation Numbers
Title: Phone Number: Fax Number:	Dated: